SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               December 11, 1997.


                           CRESTAR BANK, as Depositor
                      to CRESTAR STUDENT LOAN TRUST 1997-1
               (Exact name of registrant as specified in charter)


          Virginia                333-35825             53-0116200
    (State or other jurisdiction  (Commission           (IRS Employer
     of incorporation)            File Number)       Identification No.)

                 919 East Main Street, Richmond, Virginia 23219
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (804) 782-5000
 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

     On or about December 11, 1997, the Registrant expects to enter into an underwriting agreement with Salomon Brothers Inc, Morgan Stanley & Co., Incorporated and Crestar Securities Corporation (the "Underwriters"), pursuant to which the Underwriters will agree to purchase and offer for sale to the public, $222,900,000 aggregate initial principal amount of the Registrant's Student Loan Asset Backed Notes, Series 1997-1, Class A-1, Class A-2 and Class B (the "Offered Securities"). The Offered Securities are registered for sale under the Registrant's effective Registration Statement on Form S-3 (333-35825), and will be offered pursuant to a Prospectus, dated December 11, 1997, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and Rule 424 thereunder.

     In connection with the offering of the Offered Securities, the Underwriters have prepared and disseminated to potential purchasers certain "Series Term Sheets", "Computational Materials" and/or "Structural Terms Sheet(s)," as such terms are defined in the No-Action response letters to Greenwood Trust Company, Discover Card Master Trust I (publicly available April 5, 1996), to Kidder, Peabody and Co. Incorporated and certain affiliates thereof (publicly available, May 20, 1994) and the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available, February 17, 1995), respectively. In accordance with such No-Action Letter, the Registrant is filing herewith such Series Term Sheets, Computational Materials and/or Structural Terms Sheet(s) as Exhibit 99.1.

Exhibits


  99.1 Copy of "Series Term Sheets", "Computational Materials" and/or "Structural Terms Sheet(s)" as provided by Salomon Brothers Inc, Morgan Stanley & Co., Incorporated and Crestar Securities Corporation.

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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



December 11, 1997                          CRESTAR BANK



                                          By: /s/ W. Clark McGhee
                                        ---------------------------------
                                          Name:  W. Clark McGhee

                                          Title: Senior Vice President

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                                INDEX TO EXHIBITS





                                                                          Page


99.1     Copy of "Series Term Sheets", "Computational Materials"
         and/or "Structural Terms Sheet(s)"
         as provided by Salomon Brothers Inc, Morgan Stanley & Co.,
         Incorporated and Crestar Securities Corporation.................